Exhibit 23.7

                          CONSENT OF H. IRWIN LEVY

          The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus forming a part of this Registration
Statement on Form S-4 as a person who shall become a trustee of Kramont Realty Trust upon the consummation of the merger of the businesses of Kranzco Realty Trust and CV Reit, Inc. into Kramont Realty Trust.



                                   Signature: /s/ H. Irwin Levy
                                             ---------------------
                                             H. Irwin Levy


Date: April 10, 2000